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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                          Date of Report: July 9, 1997
                Date of earliest event reported:  June 25, 1997

                               ATLAS CORPORATION
             (Exact name of registrant as specified in its charter)


          DELAWARE               1-2714           13-5503312
          (State of              (Commission      (IRS Employer
          Incorporation)         File Number)     Identification No.)


                       370 SEVENTEENTH STREET, SUITE 3050
                             DENVER, COLORADO 80202
                    (Address of principal executive offices)


                                 (303) 629-2440
              (Registrant's telephone number, including area code)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

(a) On June 25, 1997, the registrant repurchased all $9,810,000 outstanding principal amount of its 7% Exchangeable Debentures due October 25, 2000 (the "Debentures"), together with accrued interest, from the holders thereof in exchange for (i) 8,313,065 common shares, without par value, of Vista Gold Corp., a corporation organized under the laws of British Columbia, Canada, and (ii) 1,500,928 newly issued shares of common stock, $1.00 par value per share, of the registrant. The consideration was determined by arms-length negotiations between the registrant and the holders of the Debentures, represented by Yorkton Securities Inc. ("Yorkton").

          To the best of the registrant's knowledge, there is no material relationship between any such holders of Debentures and the registrant or any of its affiliates, any director or officer of the registrant or any associate of any such director or officer.

(b)  Not applicable.

ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

(a) On June 25, 1997, the registrant issued 1,795,228 shares of its common stock, $1.00 par value per share, of which 1,209,269 shares (the "Reg S Shares") were not registered under the Securities Act of 1933 (the "Act") in reliance upon Regulation S under the Act ("Regulation S").

(b) Yorkton was the placement agent for the Debentures when the Debentures were issued in November 1995. The securities were issued to the persons holding Debentures on June 25, 1997.

(c) On June 25, 1997, the registrant repurchased all $9,810,000 outstanding principal amount of Debentures. The Exchange Agreements with the Debenture holders provided for the entire $9,810,000 principal amount outstanding, together with accrued interest, to be repurchased for a combination of 1,500,928 newly issued common shares of the registrant and 8,313,065 Vista Gold Corp. common shares owned by the registrant which secured the Debentures.

     In connection with the foregoing transaction, the registrant further paid a commission to Yorkton of 294,300 shares of its common stock, all of which shares were issued in reliance upon Regulation S, and $98,100.

(d) Reg S Shares, and the 294,300 shares issued to Yorkton as a commission in reliance upon Regulation S, were issued in reliance upon Rule 903 under the Act based upon the written representations regarding the elements of Rule 903 from the recipients of such shares.

(e)  Not applicable.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    ATLAS CORPORATION

Date: July 9, 1997                  By:  /s/ James R. Jensen
                                         -------------------
                                         James R. Jensen
                                         Treasurer, Controller & Secretary


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